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                                                                    EXHIBIT 10.2


                                JAMES HARDIE N.V.

                           1998 EQUITY INCENTIVE PLAN


                                    ARTICLE I
                                 PURPOSE OF PLAN

        The Company has adopted this Plan to promote the interests of the Company and its stockholders by using investment interests in the Company to attract, retain and motivate its and its Affiliated Entities' management (including the managing directors and supervisory directors of the Company) and its employees, to encourage and reward their contributions to the performance of the Company and its Affiliated Entities, and to align their interests with the interests of the Company's stockholders. Capitalized terms not otherwise defined herein have the meanings ascribed to them in Article IX.

                                   ARTICLE II
                         EFFECTIVE DATE AND TERM OF PLAN

        2.1 TERM OF PLAN. This Plan became effective as of the Effective Date and will continue in effect until the Expiration Date, at which time this Plan will automatically terminate.

        2.2 EFFECT ON AWARDS. Awards may be granted only during the Plan Term, but each Award granted during the Plan Term will remain in effect after the Expiration Date until such Award has been exercised, terminated or expired in accordance with its terms and the terms of this Plan.

        2.3 STOCKHOLDER APPROVAL. This Plan must be approved by the Company's stockholders within 12 months before or after the Effective Date. The effectiveness of any Awards granted prior to such stockholder approval will be subject to such stockholder approval and rescinded if stockholder approval is not obtained.

                                   ARTICLE III
                             SHARES SUBJECT TO PLAN

        3.1 NUMBER OF SHARES. The maximum number of shares of Common Stock that may be issued pursuant to Awards granted under this Plan is [7,750,000], subject to adjustment as set forth in Section 3.4.

        3.2 SOURCE OF SHARES. The Common Stock to be issued under this Plan will be made available, at the discretion of the Administrator, either from authorized but unissued shares of Common Stock or from previously issued shares of Common Stock reacquired by the Company.


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        3.3 AVAILABILITY OF UNUSED SHARES. Shares of Common Stock subject to unexercised portions of any Award that expire, terminate or are canceled, and shares of Common Stock issued pursuant to an Award that are reacquired by the Company pursuant to the terms of the Award under which such shares were issued, will again become available for the grant of further Awards under this Plan as part of the shares available under Section 3.1. In addition, shares of Common Stock subject to an Award that are delivered to or retained by the Company upon exercise to cover cashless exercise or tax withholding, and any shares of Common Stock underlying an Award that are not issued because the Award is settled in cash, will be available for grant of further Awards under this Plan as part of the shares available under Section 3.1.

        3.4 ADJUSTMENT PROVISIONS.

            (a) Adjustments. If the Company consummates any Reorganization in which holders of shares of Common Stock are entitled to receive in respect of such shares any additional shares or new or different shares or securities, cash or other consideration (including, without limitation, a different number of shares of Common Stock), or if the outstanding shares of Common Stock are increased, decreased or exchanged for a different number or kind of shares or other securities through merger, consolidation, sale or exchange of assets of the Company, reorganization, recapitalization, reclassification, combination, stock dividend, stock split, reverse stock split, spin-off, or similar transaction, then, subject to Section 8.1, an appropriate and proportionate adjustment shall be made by the Administrator in its discretion in: (1) the maximum number and kind of shares subject to this Plan as provided in Section 3.1; (2) the number and kind of shares or other securities subject to then outstanding Awards; and/or (3) the price for each share or other unit of any other securities subject to, or measurement criteria applicable to, then outstanding Awards.

            (b) No Fractional Interests. No fractional interests will be issued under the Plan resulting from any adjustments.

            (c) Adjustments Related to Company Stock. To the extent any adjustments relate to stock or securities of the Company, such adjustments will be made by the Administrator, whose determination in that respect will be final, binding and conclusive.

            (d) Right to Make Adjustment. The grant of an Award will not affect in any way the right or power of the Company to make adjustments, reclassifications, reorganizations or changes of its capital or business structure or to merge or to consolidate or to dissolve, liquidate or sell, or transfer all or any part of its business or assets.

            (e) Limitations. No adjustment to the terms of an Incentive Stock Option may be made unless such adjustment either: (i) would not cause the Incentive Stock Option to lose its status as an Incentive Stock Option; or (ii) is agreed to in writing by the Administrator and the Recipient.

        3.5 RESERVATION OF SHARES. The Company will at all times reserve and keep available shares of Common Stock equaling at least the total number of shares of Common Stock issuable pursuant to all outstanding Awards.


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                                   ARTICLE IV
                             ADMINISTRATION OF PLAN

        4.1 ADMINISTRATOR.

            (a) Plan Administration. This Plan will be administered by the Board and may also be administered by a Committee of the Board appointed pursuant to
Section 4.1(b).

            (b) Administration by Committee.

                (i) The Board in its sole discretion may from time to time appoint a Committee of not less than two (2) Board members with authority to administer this Plan in whole or part and, subject to applicable law, to exercise any or all of the powers, authority and discretion of the Board under this Plan. The Board may from time to time increase or decrease (but not below two (2)) the number of members of the Committee, remove from membership on the Committee all or any portion of its members, and/or appoint such person or persons as it desires to fill any vacancy existing on the Committee, whether caused by removal, resignation or otherwise. The Board may disband the Committee at any time.

                (ii) Notwithstanding the foregoing provisions of this Section 4.1(b) to the contrary, as long as the Company is an Exchange Act Registered Company, (1) the Board shall appoint the Committee, (2) this Plan shall be administered by the Committee, and (3) each of the Committee's members shall be Nonemployee Directors and in addition, if Awards are to be made to persons subject to Section 162(m) of the IRC and such Awards are intended to constitute Performance Based Compensation, then each of the Committee's members shall, in addition to being a Nonemployee Director, shall also be an Outside Director.

        4.2 AUTHORITY OF ADMINISTRATOR.

            (a) Authority to Interpret Plan. Subject to the express provisions of this Plan, the Administrator will have the power to implement, interpret and construe this Plan and any Awards and Award Documents or other documents defining the rights and obligations of the Company and Recipients hereunder and thereunder, to determine all questions arising hereunder and thereunder, and to adopt and amend such rules and regulations for the administration hereof and thereof as it may deem desirable. The interpretation and construction by the Administrator of any provisions of this Plan or of any Award or Award Document, and any action taken by, or inaction of, the Administrator relating to this Plan or any Award or Award Document, will be within the discretion of the Administrator and will be conclusive and binding upon all persons. Subject only to compliance with the express provisions hereof, the Administrator may act in its discretion in matters related to this Plan and any and all Awards and Award Documents.

            (b) Authority to Grant Awards. Subject to the express provisions of this Plan, the Administrator may from time to time in its discretion select the Eligible Persons to whom, and the time or times at which, Awards will be granted or sold, the nature of each Award, the number of shares of Common Stock or the number of rights that make up or underlie each Award, the exercise price and period (if applicable) for the exercise of each Award, and such


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other terms and conditions applicable to each individual Award as the
Administrator may determine. Any and all terms and conditions of Awards may be established by the Administrator without regard to existing Awards or other grants and without incurring any obligation of the Company in respect of subsequent Awards. The Administrator may grant at any time new Awards to an Eligible Person who has previously received Awards or other grants (including other stock options) regardless of the status of such other Awards or grants. The Administrator may grant Awards singly or in combination or in tandem with other Awards as it determines in its discretion.

               (c) Procedures. Subject to the Company's articles of association or any Board resolution conferring authority on the Committee, any action of the Administrator with respect to the administration of this Plan must be taken pursuant to a majority vote of the authorized number of members of the Administrator or by the unanimous written consent of its members; provided, however, that (i) if the Administrator is the Committee and consists of two (2) members, then actions of the Administrator must be unanimous, and (ii) actions taken by the Board will be valid if approved in accordance with applicable law.

        4.3 NO LIABILITY. No member of the Board or the Committee or any designee thereof will be liable for any action or inaction with respect to this Plan or any Award or any transaction arising under this Plan or any Award except in circumstances constituting bad faith of such member.

        4.4 AMENDMENTS.

            (a) Plan Amendments. The Administrator may at any time and from time to time in its discretion, insofar as permitted by applicable law, rule or regulation and subject to Section 4.4(c), suspend or discontinue this Plan or revise or amend it in any respect whatsoever, and this Plan as so revised or amended will govern all Awards, including those granted before such revision or amendment. Without limiting the generality of the foregoing, the Administrator is authorized to amend this Plan to comply with or take advantage of amendments to applicable laws, rules or regulations, including the Securities Act, the Exchange Act, the IRC, or the rules of any exchange or market system upon which the shares of Common Stock are listed or traded, or any rules or regulations promulgated thereunder. No stockholder approval of any amendment or revision will be required unless such approval is required by applicable law, rule or regulation.

            (b) Award Amendments. The Administrator may at any time and from time to time in its discretion, subject to Section 4.4(c) and compliance with applicable statutory or administrative requirements, accelerate or extend the vesting or exercise period of any Award as a whole or in part, and make such other modifications in the terms and conditions of an Award as it deems advisable.

            (c) Limitation. Except as otherwise provided in this Plan or in the applicable Award Document, no amendment, revision, suspension or termination of this Plan or an outstanding Award that would cause an Incentive Stock Option to cease to qualify as such or that would alter, impair or diminish in any material respect any rights or obligations under any Award theretofore granted under this Plan may be effected without the written consent of the Recipient to whom such Award was granted.


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        4.5 OTHER COMPENSATION PLANS. The adoption of this Plan will not affect any other stock option, incentive or other compensation plans in effect from time to time for the Company, and this Plan will not preclude the Company from establishing any other forms of incentive or other compensation for employees, directors, advisors or consultants of the Company, whether or not approved by stockholders.

        4.6 PLAN BINDING ON SUCCESSORS. Subject to Section 8.1, this Plan will be binding upon the successors and assigns of the Company.

        4.7 REFERENCES TO SUCCESSOR STATUTES, REGULATIONS AND RULES. Any reference in this Plan to a particular statute, regulation or rule will also refer to any successor provision of such statute, regulation or rule.

        4.8 INVALID PROVISIONS. In the event that any provision of this Plan is found to be invalid or otherwise unenforceable under any applicable law, such invalidity or unenforceability is not to be construed as rendering any other provisions contained herein invalid or unenforceable, and all such other provisions are to be given full force and effect to the same extent as though the invalid and unenforceable provision were not contained herein.

        4.9 GOVERNING LAW. This Agreement will be governed by and interpreted in accordance with the internal laws of the State of California, without giving effect to the principles of the conflicts of laws thereof.

        4.10 INTERPRETATION. Headings herein are for convenience of reference only, do not constitute a part of this Plan, and will not affect the meaning or interpretation of this Plan. References herein to Sections or Articles are references to the referenced Section or Article hereof, unless otherwise specified.

                                    ARTICLE V
                            GENERAL AWARD PROVISIONS

        5.1 PARTICIPATION IN PLAN.

            (a) Eligibility to Receive Awards. A person is eligible to receive grants of Awards if, at the time of the grant of the Award, such person is an Eligible Person. Status as an Eligible Person will not be construed as a commitment that any Award will be granted under this Plan to an Eligible Person or to Eligible Persons generally.

            (b) Eligibility to Receive Incentive Stock Options. Incentive Stock Options may be granted only to Eligible Persons meeting the employment requirements of Section 422 of the IRC.

            (c) Awards to Foreign Nationals. Notwithstanding anything to the contrary herein, the Administrator may, in order to fulfill the purposes of this Plan, modify grants of Awards to Recipients who are foreign nationals or employed outside of the United States of America to recognize differences in applicable law, tax policy or local custom.


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        5.2 AWARD DOCUMENTS. Each Award must be evidenced by an agreement duly executed on behalf of the Company and by the Recipient or, in the Administrator's discretion, a confirming memorandum issued by the Company to the Recipient, setting forth such terms and conditions applicable to the Award as the Administrator may in its discretion determine. Awards will not be deemed made or binding upon the Company, and Recipients will have no rights thereto, until such an agreement is entered into between the Company and the Recipient or such a memorandum is delivered by the Company to the Recipient, but an Award may have an effective date prior to the date of such an agreement or memorandum. Award Documents may be (but need not be) identical and must comply with and be subject to the terms and conditions of this Plan, a copy of which will be provided to each Recipient and incorporated by reference into each Award Document. Any Award Document may contain such other terms, provisions and conditions not inconsistent with this Plan as may be determined by the Administrator. In case of any conflict between this Plan and any Award Document, this Plan shall control.

        5.3 PAYMENT FOR AWARDS.

            (a) Payment of Exercise Price. The exercise price or other payment for an Award is payable upon the exercise of a Stock Option or upon other purchase of shares pursuant to an Award granted hereunder by delivery of legal tender of the United States or payment of such other consideration as the Administrator may from time to time deem acceptable in any particular instance; provided, however, that the Administrator may, in the exercise of its discretion, allow exercise of an Award in a broker-assisted or similar transaction in which the exercise price is not received by the Company until promptly after exercise.

            (b) Company Assistance. The Company may assist any person to whom an Award is granted (including, without limitation, any officer or director of the Company) in the payment of the purchase price or other amounts payable in connection with the receipt or exercise of that Award, by lending such amounts to such person on such terms and at such rates of interest and upon such security (if any) as may be consistent with applicable law and approved by the Administrator. In case of such a loan, the Administrator may require that the exercise be followed by a prompt sale of some or all of the underlying shares and that a portion of the sale proceeds be dedicated to full payment of the exercise price and amounts required pursuant to Section 5.10.

            (c) Cashless Exercise. If permitted in any case by the Administrator in its discretion, the exercise price for Awards may be paid by capital stock of the Company delivered in transfer to the Company by or on behalf of the person exercising the Award and duly endorsed in blank or accompanied by stock powers duly endorsed in blank, with signatures guaranteed in accordance with the Exchange Act if required by the Administrator; or retained by the Company from the stock otherwise issuable upon exercise or surrender of vested and/or exercisable Awards or other equity awards previously granted to the Recipient and being exercised (if applicable) (in either case valued at Fair Market Value as of the exercise date); or such other consideration as the Administrator may from time to time in the exercise of its discretion deem acceptable in any particular instance.


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            (d) No Precedent. Recipients will have no rights to the assistance described in Section 5.3(b) or the exercise techniques described in Section 5.3(c), and the Company may offer or permit such assistance or techniques on an ad hoc basis to any Recipient without incurring any obligation to offer or permit such assistance or techniques on other occasions or to other Recipients.

        5.4 NO EMPLOYMENT RIGHTS. Nothing contained in this Plan (or in Award Documents or in any other documents related to this Plan or to Awards) will confer upon any Eligible Person or Recipient any right to continue in the employ of or engagement by the Company or any Affiliated Entity or constitute any contract or agreement of employment or engagement, or interfere in any way with the right of the Company or any Affiliated Entity to reduce such person's compensation or other benefits or to terminate the employment or engagement of such Eligible Person or Recipient, with or without cause. Except as expressly provided in this Plan or in any statement evidencing the grant of an Award, the Company has the right to deal with each Recipient in the same manner as if this Plan and any such statement evidencing the grant of an Award did not exist, including, without limitation, with respect to all matters related to the hiring, discharge, compensation and conditions of the employment or engagement of the Recipient. Unless otherwise set forth in a written agreement binding upon the Company or an Affiliated Entity, all employees of the Company or an Affiliated Entity are "at will" employees whose employment may be terminated by the Company or the Affiliated Entity at any time for any reason or no reason, without payment or penalty of any kind. Any question(s) as to whether and when there has been a termination of a Recipient's employment or engagement, the reason (if any) for such termination, and/or the consequences thereof under the terms of this Plan or any statement evidencing the grant of an Award pursuant to this Plan will be determined by the Administrator and the Administrator's determination thereof will be final and binding.

        5.5 RESTRICTIONS UNDER APPLICABLE LAWS AND REGULATIONS.

            (a) Government Approvals. All Awards will be subject to the requirement that, if at any time the Company determines, in its discretion, that the listing, registration or qualification of the securities subject to Awards granted under this Plan upon any securities exchange or interdealer quotation system or under any federal, state or foreign law, or the consent or approval of any government or regulatory body, is necessary or desirable as a condition of, or in connection with, the granting of such an Award or the issuance, if any, or purchase of shares in connection therewith, such Award may not be exercised as a whole or in part unless and until such listing, registration, qualification, consent or approval has been effected or obtained free of any conditions not acceptable to the Company. During the term of this Plan, the Company will use its reasonable efforts to seek to obtain from the appropriate governmental and regulatory agencies any requisite qualifications, consents, approvals or authorizations in order to issue and sell such number of shares of its Common Stock as is sufficient to satisfy the requirements of this Plan. The inability of the Company to obtain any


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such qualifications, consents, approvals or authorizations will relieve the
Company of any liability in respect of the nonissuance or sale of such stock as to which such qualifications, consents, approvals or authorizations pertain.

            (b) No Registration Obligation; Recipient Representations. The Company will be under no obligation to register or qualify the issuance of Awards or underlying securities under the Securities Act or applicable state securities laws. Unless the issuance of Awards and underlying securities have been registered under the Securities Act and qualified or registered under applicable state securities laws, the Company shall be under no obligation to issue any Awards or underlying securities unless the Awards and underlying securities may be issued pursuant to applicable exemptions from such registration or qualification requirements. In connection with any such exempt issuance, the Administrator may require the Recipient to provide a written representation and undertaking to the Company, satisfactory in form and scope to the Company, that such Recipient is acquiring such Awards and underlying securities for such Recipient's own account as an investment and not with a view to, or for sale in connection with, the distribution of any such securities, and that such person will make no transfer of the same except in compliance with any rules and regulations in force at the time of such transfer under the Securities Act and other applicable law, and that if securities are issued without registration, a legend to this effect (together with any other legends deemed appropriate by the Administrator) may be endorsed upon the securities so issued, and to the effect of any additional representations that are appropriate in light of applicable securities laws and rules. The Company may also order its transfer agent to stop transfers of such shares. The Administrator may also require the Recipient to provide the Company such information and other documents as the Administrator may request in order to satisfy the Administrator as to the investment sophistication and experience of the Recipient and as to any other conditions for compliance with any such exemptions from registration or qualification.

        5.6 ADDITIONAL CONDITIONS. Any Award may also be subject to such other provisions (whether or not applicable to any other Award or Recipient) as the Administrator deems appropriate, including without limitation provisions for the forfeiture of or restrictions on resale or other disposition of securities of the Company acquired under this Plan, provisions giving the Company the right to repurchase securities of the Company acquired under this Plan in the event the Recipient leaves the Company for any reason or elects to effect any disposition thereof, and provisions to comply with federal and state securities laws.

        5.7 NO PRIVILEGES RE STOCK OWNERSHIP OR SPECIFIC ASSETS. Except as otherwise set forth herein, a Recipient or a permitted transferee of an Award will have no rights as a shareholder with respect to any shares issuable or issued in connection with the Award until the Recipient has delivered to the Company all amounts payable and performed all obligations required to be performed in connection with exercise of the Award and the Company has issued such shares. No person will have any right, title or interest in any fund or in any specific asset (including shares of capital stock) of the Company by reason of any Award granted hereunder. Neither this Plan (or any documents related hereto) nor any action taken pursuant hereto is to be construed to create a trust of any kind or a fiduciary relationship between the Company and any person. To the extent that any person acquires a right to receive an Award hereunder, such right shall be no greater than the right of any unsecured general creditor of the Company.


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        5.8 NONASSIGNABILITY. No Award is assignable or transferable except: (a)
by will or by the laws of descent and distribution; or (b) subject to the final sentence of this Section 5.8, upon dissolution of marriage pursuant to a qualified domestic relations order or, in the discretion of the Administrator and under circumstances that would not adversely affect the interests of the Company, transfers for estate planning purposes or pursuant to a nominal transfer that does not result in a change in beneficial ownership. During the lifetime of a Recipient, an Award granted to such person will be exercisable only by the Recipient (or the Recipient's permitted transferee) or such person's guardian or legal representative. Notwithstanding the foregoing, Stock Options intended to be treated as Incentive Stock Options (or other Awards subject to transfer restrictions under the IRC) may not be assigned or transferred in violation of Section 422(b)(5) of the IRC or the regulations thereunder, and nothing herein is intended to allow such assignment or transfer.

        5.9 INFORMATION TO RECIPIENTS.

            (a) Provision of Information. The Administrator in its sole discretion may determine what, if any, financial and other information is to be provided to Recipients and when such financial and other information is to be provided after giving consideration to applicable federal and state laws, rules and regulations, including, without limitation, applicable federal and state securities laws, rules and regulations.

            (b) Confidentiality. The furnishing of financial and other information that is confidential to the Company is subject to the Recipient's agreement to maintain the confidentiality of such financial and other information, and not to use the information for any purpose other than evaluating the Recipient's position under this Plan. The Administrator may impose other restrictions on the access to and use of such confidential information and may require a Recipient to acknowledge the Recipient's obligations under this Section 5.9(b) (which acknowledgment is not to be a condition to the Recipient's obligations under this Section 5.9(b)).

        5.10 WITHHOLDING TAXES. Whenever the granting, vesting or exercise of any Award, or the issuance of any securities upon exercise of any Award or transfer thereof, gives rise to tax or tax withholding liabilities or obligations, the Administrator will have the right as a condition thereto to require the Recipient to remit to the Company an amount sufficient to satisfy any federal, state and local withholding tax requirements arising in connection therewith. The Administrator may, in its discretion, allow satisfaction of tax withholding requirements by accepting delivery of shares of Common Stock of the Company or by withholding a portion of the shares of Common Stock otherwise issuable in connection with an Award, in each case valued at Fair Market Value as of the date of such delivery or withholding, as the case may be, is determined.

        5.11 LEGENDS ON AWARDS AND STOCK CERTIFICATES. Each Award Document and each certificate representing securities acquired upon vesting or exercise of an Award must be endorsed with all legends, if any, required by applicable federal and state securities and other laws to be placed on the Award Document and/or the certificate. The determination of which legends, if any, will be placed upon Award Documents or the certificates will be made by the Administrator in its discretion and such decision will be final and binding.


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        5.12 EFFECT OF TERMINATION OF EMPLOYMENT ON AWARDS.

            (a) Termination of Vesting. Notwithstanding anything to the contrary herein, but subject to Section 5.12(b), Awards will be exercisable by a Recipient (or the Recipient's successor in interest) following such Recipient's termination of employment only to the extent that installments thereof had become exercisable on or prior to the date of such termination and are not forfeited pursuant to Section 5.15.

            (b) Alteration of Vesting and Exercise Periods. Notwithstanding anything to the contrary herein, the Administrator may in its discretion (i) designate shorter or longer periods following a Recipient's termination of employment during which Awards may vest or be exercised; provided, however, that any shorter periods determined by the Administrator will be effective only if provided for in this Plan or the instrument that evidences the grant to the Recipient of the affected Award or if such shorter period is agreed to in writing by the Recipient, and (ii) accelerate the vesting of all or any portion of any Awards by increasing the number of shares purchasable at any time.

            (c) Leave of Absence. In the case of any employee on an approved leave of absence, the Administrator may make such provision respecting continuance of Awards granted to such employee as the Administrator in its discretion deems appropriate, except that in no event will an Award be exercisable after the date such Award would expire in accordance with its terms had the Recipient remained continuously employed.

            (d) General Cessation. Except as otherwise set forth in this Plan or an Award Document or as determined by the Administrator in its discretion, all Awards granted to a Recipient, and all of such Recipient's rights thereunder, will terminate upon termination for any reason of such Recipient's employment with the Company or any Affiliated Entity (or cessation of any other service relationship between the Recipient and the Company or any Affiliated Entity in place as of the date the Award was granted).

        5.13 LOCK-UP AGREEMENTS. Each Recipient agrees as a condition to receipt of an Award that, in connection with any public offering by the Company of its equity securities and upon the request of the Company and the principal underwriter (if any) in such public offering, any shares of Common Stock acquired or that may be acquired upon exercise or vesting of an Award may not be sold, offered for sale, encumbered, or otherwise disposed of or subjected to any transaction that will involve any sales of securities of the Company, without the prior written consent of the Company or such underwriter, as the case may be, for a period of not more than 365 days after the effective date of the registration statement for such public offering. Each Recipient will, if requested by the Company or the principal underwriter, enter into a separate agreement to the effect of this Section 5.13.

        5.14 RESTRICTIONS ON COMMON STOCK AND OTHER SECURITIES. Common Stock or other securities of the Company issued or issuable in connection with any Award will be subject to all of the restrictions imposed under this Plan upon Common Stock issuable or issued upon exercise of Stock Options, except as otherwise determined by the Administrator.


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        5.15 CANCELLATION AND RESCISSION OF AWARDS. Unless an Award Document or
other separate written agreement binding upon the Company provides otherwise, the Administrator may cancel any unexpired, unpaid or deferred Award (whether or not vested) at any time if the Recipient thereof fails at any time to comply with all applicable provisions of the Award Document or this Plan, or does any of the following:

            (a) During employment or engagement with the Company or any Affiliated Entity or at any time within 365 days after termination of employment or engagement with the Company or any Affiliated Entity, renders services for any organization or engages directly or indirectly in any business that, in the judgment of the Chief Executive Officer of James Hardie (USA) Inc., a Subsidiary Corporation of the Company ("JHUSA"), or other senior officer of JHUSA designated by the Administrator, is or becomes competitive with the Company or any Affiliated Entity, or which organization or business, or the rendering of services to such organization or business, is or becomes otherwise prejudicial to or in conflict with the business or interests of the Company or any Affiliated Entity. For a Recipient whose employment has terminated, the judgment of the Chief Executive Officer or such other senior officer shall be based upon the Recipient's position and responsibilities while employed by the Company or any Affiliated Entity, the Recipient's post-employment responsibilities and position with the other organization or business, the extent of past, current and potential competition or conflict between the Company or any Affiliated Entity and the other organization or business, the effect on the customers, suppliers and competitors of the Company or Affiliated Entity of the Recipient's assuming the post-employment position, the guidelines established in any employee handbook, any employment agreement with the Recipient, and such other considerations as are deemed by the Administrator to be relevant given the applicable facts and circumstances.

            (b) During employment or engagement with the Company or any Affiliated Entity or at any time thereafter, fails to comply with any confidentiality agreement with the Company or any Affiliated Entity to which the Recipient is party, or with the policies of the Company or Affiliated Entity regarding nondisclosure of confidential information, or without prior written authorization from the Company or any Affiliated Entity, discloses to anyone outside the Company or any Affiliated Entity, or uses for any purpose or in any context other than in performance of the Recipient's duties to the Company or any Affiliated Entity, any confidential or trade secret information of the Company.

            (c) During employment or engagement with the Company or any Affiliated Entity or at any time thereafter, fails to comply with any agreement with the Company or any Affiliated Entity regarding assignment of inventions, or to otherwise disclose promptly and assign to the Company or any Affiliated Entity all right, title and interest in any invention or idea, patentable or not, made or conceived by the Recipient during and within the scope of employment or engagement by the Company or any Affiliated Entity, relating in any manner to the actual or anticipated business, research, or development work of the Company or any Affiliated Entity, or to do anything reasonably necessary to enable the Company or any Affiliated Entity to secure a patent where appropriate in the United States and other countries.

            (d) During employment or engagement with the Company or any Affiliated Entity or at any time thereafter, breaches any agreement with or duty to the Company or any Affiliated Entity.

        Upon and as a condition to exercise of any Award, a Recipient shall certify on a form acceptable to the Company that he or she is in compliance with the terms and conditions of this Plan and any applicable Award Document and has not done any of the things described in this Section 5.15. Furthermore, if a Recipient does any of the things described in this Section 5.15 within 180 days after any exercise, payment or delivery pursuant to an Award, the Company may rescind such exercise, payment or delivery. The Company shall notify the Recipient in writing of any such rescission within two years after such exercise, payment or delivery. Within ten days after receiving such notice from the Company, a Recipient shall pay to the Company the amount of any gain realized or payment received as a result of the rescinded exercise, payment or delivery pursuant to an Award. Such payment shall be made by returning to the Company all shares of Common Stock that the Recipient received in connection with the rescinded exercise, payment or delivery, or if such shares have been transferred by the Recipient, then by paying the equivalent value thereof at the time of their transfer to the Company in cash. To assist in enforcement of the Company's rescission right described above, the Company may, in its discretion, retain any Common Stock or other consideration otherwise deliverable to a Recipient in connection with an Award until the rescission period described above has lapsed.

        5.16 LIMITS ON AWARDS TO CERTAIN ELIGIBLE PERSONS. Notwithstanding any other provision of this Plan, no one Eligible Person shall be granted any Awards with respect to more than __________ shares of Common Stock in any one calendar year; provided, however, that this limitation shall not apply if it is not required in order for the compensation attributable to Awards hereunder to qualify as Performance-Based Compensation. The limitation set forth in this
Section 5.16 shall be subject to adjustment as provided in Section 3.4 or under
Article VIII, but only to the extent such adjustment would not affect the status of compensation attributable to Awards hereunder as Performance-Based Compensation.

                                   ARTICLE VI
                                     AWARDS

        6.1 STOCK OPTIONS.

            (a) Nature of Stock Options. Stock Options may be Incentive Stock Options or Nonqualified Stock Options.

            (b) Option Exercise Price. The exercise price for each Stock Option will be determined by the Administrator as of the date such Stock Option is granted. [Subject to Section 4.4(b), the exercise price may be greater than or less than the Fair Market Value of the Common Stock subject to the Stock Option as of the date of grant, provided that in no event may the exercise price per share be less than the par value, if any, per share of the Common Stock subject to the Stock Option.]


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

            (c) Option Period and Vesting. Stock Options granted hereunder will vest and may be exercised as determined by the Administrator, except that exercise of Stock Options after termination of the Recipient's employment shall be subject to Section 5.12. Each Stock Option granted hereunder and all rights or obligations thereunder shall expire on such date as may be determined by the Administrator, but not later than ten (10) years after the date the Stock Option is granted and may be subject to earlier termination as provided herein or in the Award Document. Except as otherwise provided herein, a Stock Option will become exercisable, as a whole or in part, on the date or dates specified by the Administrator and thereafter will remain exercisable until the exercise, expiration or earlier termination of the Stock Option.

            (d) Exercise of Stock Options. The exercise price for Stock Options will be paid as set forth in Section 5.3. No Stock Option will be exercisable except in respect of whole shares, and fractional share interests shall be disregarded. Not fewer than 100 shares of Common Stock may be purchased at one time and Stock Options must be exercised in multiples of 100 unless the number purchased is the total number of shares for which the Stock Option is exercisable at the time of exercise. A Stock Option will be deemed to be exercised when the Secretary of JHUSA or other designated official of the Company receives written notice of such exercise from the Recipient in the form of Exhibit A hereto or such other form as the Company may specify from time to time, together with payment of the exercise price in accordance with Section 5.3 and any amounts required under Section 5.10 or, with permission of the Administrator, arrangement for such payment. Notwithstanding any other provision of this Plan, the Administrator may impose, by rule and/or in Award Documents, such conditions upon the exercise of Stock Options (including, without limitation, conditions limiting the time of exercise to specified periods) as may be required to satisfy applicable regulatory requirements, including, without limitation, Rule 16b-3 and Rule 10b-5 under the Exchange Act, and any amounts required under Section 5.10, or any applicable section of or regulation under the IRC.

            (e) Termination of Employment.

                (i) Termination for Just Cause. Subject to Section 5.12 and except as otherwise provided in a written agreement between the Company or an Affiliated Entity and the Recipient, which may be entered into at any time before or after termination of employment, in the event of a Just Cause Dismissal of a Recipient all of the Recipient's unexercised Stock Options, whether or not vested, will expire and become unexercisable as of the date of such Just Cause Dismissal.

                (ii) Termination Other Than for Just Cause. Subject to Section
5.12 and except as otherwise provided in a written agreement between the Company or an Affiliated Entity and the Recipient, which may be entered into at any time before or after termination of employment, if a Recipient's employment with the Company or any Affiliated Entity terminates for:

                    (A) any reason other than for Just Cause Dismissal, death, Permanent Disability or Retirement, the Recipient's Awards, whether or not vested, will expire and become unexercisable as of the earlier of: (A) the date such Stock Options would expire in accordance with their terms had the Recipient remained employed; and (B) 90 days after the date


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

of employment termination in the case of Stock Options intended to be treated as Incentive Stock Options, or 90 days after the date of employment termination in the case of Nonqualified Stock Options.

                    (B) death or Permanent Disability or Retirement, the Recipient's unexercised Awards will, whether or not vested, expire and become unexercisable as of the earlier of: (A) the date such Awards would expire in accordance with their terms had the Recipient remained employed; and (B) 365 days after the date of employment termination.

            (f) Special Provisions Regarding Incentive Stock Options. Notwithstanding anything herein to the contrary,

                (i) The exercise price and vesting period of any Stock Option intended to be treated as an Incentive Stock Option must comply with the provisions of Section 422 of the IRC and the regulations thereunder. As of the Effective Date, such provisions require, among other matters, that: (A) the exercise price must not be less than the Fair Market Value of the underlying stock as of the date the Incentive Stock Option is granted, and not less than 110% of the Fair Market Value as of such date in the case of a grant to a Significant Stockholder; and (B) that the Incentive Stock Option not be exercisable after the expiration of ten (10) years from the date of grant or the expiration of five (5) years from the date of grant in the case of an Incentive Stock Option granted to a Significant Stockholder.

                (ii) The aggregate Fair Market Value (determined as of the respective date or dates of grant) of the shares of Common Stock for which one or more Options granted to any Recipient under this Plan (or any other option plan of the Company or any of its subsidiaries or affiliates) may for the first time become exercisable as Incentive Stock Options under the federal tax laws during any one calendar year may not exceed $100,000.

                (iii) Any Stock Options granted as Incentive Stock Options pursuant to this Plan that for any reason fail or cease to qualify as such will be treated as Nonqualified Stock Options. If the limit described in Section 6.1(f)(ii) is exceeded, the earliest granted Stock Options will be treated as Incentive Stock Options, up to such limit.

        6.2 PERFORMANCE AWARDS.

            (a) Grant of Performance Award. The Administrator will determine in its discretion the performance criteria (which need not be identical and may be established on an individual or group basis) governing Performance Awards, the terms thereof, and the form and time of payment of Performance Awards.

            (b) Payment of Award. Upon satisfaction of the conditions applicable to a Performance Award, payment will be made to the Recipient in cash, in shares of Common Stock valued at Fair Market Value as of the date payment is due, or in a combination of shares of Common Stock and cash, as the Administrator in its discretion may determine.


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

        6.3 RESTRICTED STOCK.

            (a) Award of Restricted Stock. The Administrator will determine the Purchase Price (if any), the terms of payment of the Purchase Price, the restrictions upon the Restricted Stock, and when such restrictions will lapse.

            (b) Requirements of Restricted Stock. All shares of Restricted Stock granted or sold pursuant to this Plan will be subject to the following conditions:

                (i) No Transfer. The shares of Restricted Stock may not be sold, assigned, transferred, pledged, hypothecated or otherwise disposed of, alienated or encumbered until the restrictions are removed or expire;

                (ii) Certificates. The Administrator may require that the certificates representing shares of Restricted Stock granted or sold to a Recipient remain in the physical custody of an escrow holder or the Company until all restrictions are removed or expire;

                (iii) Restrictive Legends. Each certificate representing shares of Restricted Stock granted or sold to a Recipient pursuant to this Plan will bear such legend or legends making reference to the restrictions imposed upon such shares of Restricted Stock as the Administrator in its discretion deems necessary or appropriate to enforce such restrictions; and

                (iv) Other Restrictions. The Administrator may impose such other conditions on shares of Restricted Stock as the Administrator may deem advisable, including, without limitation, restrictions under the Securities Act, under the Exchange Act, under the requirements of any stock exchange or interdealer quotation system upon which such shares of Restricted Stock or other securities of the Company are then listed or traded and under any blue sky or other securities laws applicable to such shares.

            (c) Lapse of Restrictions. The restrictions imposed upon Restricted Stock will lapse in accordance with such terms or other conditions as are determined by the Administrator.

            (d) Rights of Recipient. Subject to the provisions of Section 6.3(b) and any restrictions imposed upon the shares of Restricted Stock, the Recipient will have all rights of a stockholder with respect to the shares of Restricted Stock granted or sold to such Recipient under this Plan, including, without limitation, the right to vote the shares of Restricted Stock and receive all dividends and other distributions paid or made with respect thereto.

            (e) Termination of Employment. Unless the Administrator in its discretion determines otherwise, if a Recipient's employment with the Company or any Affiliated Entity terminates for any reason, all of the Recipient's shares of Restricted Stock remaining subject to restrictions on the date of such termination of employment will be repurchased by the Company at the Purchase Price (if any) paid by the Recipient to the Company, without interest or premium, and otherwise returned to the Company without consideration.

        6.4 STOCK APPRECIATION RIGHTS.

            (a) Granting of Stock Appreciation Rights. The Administrator may at any time and from time to time approve the grant to Eligible Persons of Stock Appreciation Rights, related or unrelated to Stock Options.

            (b) SARs Related to Options.

                (i) A Stock Appreciation Right related to a Stock Option will entitle the holder of the related Stock Option, upon exercise of the Stock Appreciation Right, to surrender such Stock Option, or any portion thereof to the extent previously vested but unexercised, with respect to the number of shares of Common Stock as to which such Stock Appreciation Right is exercised, and to receive payment of an amount computed pursuant to Section 6.4(b)(iii). Such Stock Option will, to the extent surrendered, then cease to be exercisable.

                (ii) A Stock Appreciation Right related to a Stock Option hereunder will be exercisable at such time or times, and only to the extent that, the related Stock Option is exercisable, and will not be transferable except to the extent that such related Stock Option may be transferable (and under the same conditions), will expire no later than the expiration of the related Stock Option, and may be exercised only when the market price of the Common Stock subject to the related Stock Option exceeds the exercise price of the Stock Option.

                (iii) Upon the exercise of a Stock Appreciation Right related to a Stock Option, the Recipient will be entitled to receive payment of an amount determined by multiplying: (A) the difference obtained by subtracting the exercise price of a share of Common Stock specified in the related Stock Option from the Fair Market Value of a share of Common Stock on the date of exercise of such Stock Appreciation Right (or as of such other date or as of the occurrence of such event as may have been specified in the instrument evidencing the grant of the Stock Appreciation Right), by (B) the number of shares as to which such Stock Appreciation Right is exercised.

            (c) SARs Unrelated to Options. The Administrator may grant Stock Appreciation Rights unrelated to Stock Options. Section 6.4(b)(iii) will govern the amount payable at exercise under such Stock Appreciation Right, except that in lieu of an option exercise price the initial base amount specified in the Award shall be used.

            (d) Limits. Notwithstanding the foregoing, the Administrator, in its discretion, may place a dollar limitation on the maximum amount that will be payable upon the exercise of a Stock Appreciation Right.

            (e) Payments. Payment of the amount determined under the foregoing provisions may be made solely in whole shares of Common Stock valued at their Fair Market Value on the date of exercise of the Stock Appreciation Right or, alternatively, at the discretion of the Administrator, in cash or in a combination of cash and shares of Common Stock as the Administrator deems advisable. The Administrator has full discretion to determine the form in which payment of a Stock Appreciation Right will be made and to consent to or disapprove the election of a Recipient to receive cash in full or partial settlement of a Stock Appreciation Right.


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

If the Administrator decides to make full payment in shares of Common Stock, and the amount payable results in a fractional share, payment for the fractional share will be made in cash.

        6.5 STOCK PAYMENTS. The Administrator may approve Stock Payments to any Eligible Person on such terms and conditions as the Administrator may determine. Stock Payments will replace cash compensation at the Fair Market Value of the Common Stock on the date payment is due.

        6.6 DIVIDEND EQUIVALENTS. The Administrator may grant Dividend Equivalents to any Recipient who has received a Stock Option, SAR or other Award denominated in shares of Common Stock. Dividend Equivalents may be paid in cash, shares of Common Stock or other Awards; the amount of Dividend Equivalents paid other than in cash will be determined by the Administrator by application of such formula as the Administrator may deem appropriate to translate the cash value of dividends paid to the alternative form of payment of the Dividend Equivalent. Dividend Equivalents will be computed as of each dividend record date and will be payable to recipients thereof at such time as the Administrator may determine.

        6.7 STOCK BONUSES. The Administrator may issue Stock Bonuses to Eligible Persons on such terms and conditions as the Administrator may determine.

        6.8 STOCK SALES. The Administrator may sell to Eligible Persons shares of Common Stock on such terms and conditions as the Administrator may determine.

        6.9 PHANTOM STOCK. The Administrator may grant Awards of Phantom Stock to Eligible Persons. Phantom Stock is a cash payment measured by the Fair Market Value of a specified number of shares of Common Stock on a specified date, or measured by the excess of such Fair Market Value over a specified minimum, which may but need not include a Dividend Equivalent.

        6.10 OTHER STOCK-BASED BENEFITS. The Administrator is authorized to grant Other Stock-Based Benefits. Other Stock-Based Benefits are any arrangements granted under this Plan not otherwise described above that: (a) by their terms might involve the issuance or sale of shares of Common Stock or other securities of the Company; or (b) involve a benefit that is measured, as a whole or in part, by the value, appreciation, dividend yield or other features attributable to a specified number of shares of Common Stock or other securities of the Company.

                                   ARTICLE VII
                          INDEPENDENT DIRECTOR OPTIONS

        7.1 GRANTS OF ORIGINAL AND INITIAL OPTIONS.

            (a) Original Options. Persons serving as Independent Directors as of the time the Company becomes an Exchange Act Registered Company will thereupon receive a one-time grant of an option to purchase up to ________ shares of Common Stock at an exercise price per share equal to the Fair Market Value of the shares of Common Stock at that time (which, if the


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

Company becomes an Exchange Act Registered Company in connection with an initial public offering, will be the price to the public in such initial public offering), subject to (a) vesting as set forth in Section 7.3, and (b) adjustment as set forth in this Plan.

            (b) Initial Options. Each Independent Director who joins the Board after the Company becomes an Exchange Act Registered Company shall, upon first becoming a Independent Director ("ELIGIBLE DIRECTOR"), receive a one-time grant of an option to purchase up to ______ shares of the Company's Common Stock at an exercise price per share equal to the Fair Market Value of the Company's Common Stock on the date of grant, subject to (a) vesting as set forth in Section 7.3, and (b) adjustment as set forth in this Plan. Options granted under Section 7.1(a) and this Section 7.1(b) are "INITIAL OPTIONS" for purposes hereof.

        7.2 GRANTS OF ADDITIONAL OPTIONS. Immediately following the annual meeting of shareholders of the Company next following an Eligible Director's becoming an Eligible Director, and immediately following each subsequent annual meeting of shareholders of the Company, in each case if the Eligible Director has served as a director since his or her election or appointment and has been re-elected as a director at such annual meeting or is continuing as a director without being re-elected due to the classification of the Board, such Eligible Director shall automatically receive an option to purchase up to _______ shares of Common Stock (an "ADDITIONAL OPTION"). In addition to the Additional Options described above, an individual who was previously an Eligible Director and received an initial grant of stock options under this Plan or pursuant to a prior option plan for the Company's directors, who then ceased to be a director for any reason, and who then again becomes an Eligible Director, shall upon again becoming an Eligible Director automatically receive an Additional Option. The exercise price per share for all Additional Options shall be equal to the Fair Market Value of the shares of Common Stock on the date of grant, subject to
(a) vesting as set forth in Section 7.3, and (b) adjustment as set forth in this Plan. No individual may receive Additional Options to purchase more than an aggregate of ________ shares of Common Stock, less the number of additional options received under any other option plan for the Company's directors.

        7.3 VESTING. Initial Options shall vest and become exercisable with respect to 50% of the underlying shares of Common Stock upon the date of grant and 50% of the underlying shares of Common Stock immediately prior to the next annual shareholders' meeting following the date of grant (or, if an annual meeting of shareholders occurs within six months after the grant date, then immediately prior to the second annual shareholders' meeting after the date of grant), if the Recipient has remained a director from the grant date to such vesting time. Additional Options shall vest and become exercisable with respect to all underlying shares upon the earlier of (y) the first anniversary the grant date or (z) immediately prior to the annual meeting of shareholders of the Company next following the grant date, if the optionee has served as a director from the grant date to such earlier date. Notwithstanding the foregoing, however, Initial Options and Additional Options that have not vested and become exercisable at the time the optionee ceases to be a director shall terminate.

        7.4 EXERCISE. Independent Directors' Options will be exercisable, and the exercise price therefor shall be paid, in the same manner as provided herein for other Stock Options.


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

        7.5 TERM OF OPTIONS AND EFFECT OF TERMINATION. Notwithstanding any other provision of the Plan, no Independent Director's Option granted under the Plan shall be exercisable after the expiration of ten years from the effective date of its grant. In the event that the recipient of any Independent Directors' Options granted under the Plan shall cease to be a director of the Company, (a) all Initial Options granted under this Plan to such recipient shall be exercisable, to the extent already exercisable at the date such recipient ceases to be a director and regardless of the reason the recipient ceases to be a director, for a period of 365 days after that date (or, if sooner, until the expiration of the option according to its terms), and shall then terminate; and
(b) all Additional Options granted under this Plan to such Recipient shall be exercisable, to the extent already exercisable at the date such Recipient ceases to be a director, for a period of 365 days after that date (or, if sooner, until the expiration of the option according to its terms) if he or she ceases to be a director because of death or permanent disability, or for a period of 90 days after that date (or, if sooner, until the expiration of the option according to its terms) if he or she ceases to be a director for any other reason, and shall then terminate. In the event of the death of an optionee while such optionee is a director of the Company or within the period after termination of such status during which he or she is permitted to exercise an option, such option may be exercised by any person or persons designated by the optionee on a beneficiary designation form adopted by the Plan administrator for such purpose or, if there is no effective beneficiary designation form on file with the Company, by the executors or administrators of the optionee's estate or by any person or persons who shall have acquired the option directly from the optionee by his or her will or the applicable laws of descent and distribution.

        7.6 AMENDMENT; SUSPENSION. The Administrator may at any time and from time to time in its discretion (a) change the number of shares of Common Stock or vesting periods associated with Initial Options and Additional Options, and
(b) suspend and reactivate this Article VII.

                                  ARTICLE VIII
                                CHANGE IN CONTROL

        8.1 PROVISION FOR AWARDS UPON CHANGE IN CONTROL. As of the effective time and date of any Change in Control, this Plan and any then outstanding Awards (whether or not vested) will automatically terminate unless: (a) provision is made in writing in connection with such transaction for the continuance of this Plan and for the assumption of such Awards, or for the substitution for such Awards of new awards covering the securities of a successor entity or an affiliate thereof, with appropriate adjustments as to the number and kind of securities and exercise prices or other measurement criteria, in which event this Plan and such outstanding Awards will continue or be replaced, as the case may be, in the manner and under the terms so provided; or
(b) the Board otherwise provides in writing for such adjustments as it deems appropriate in the terms and conditions of the then-outstanding Awards (whether or not vested), including, without limitation, (i) accelerating the vesting of outstanding Awards, and/or (ii) providing for the cancellation of Awards and their automatic conversion into the right to receive the securities, cash or other consideration that a holder of the shares of Common Stock underlying such Awards would have been entitled to receive upon consummation of such

Change in Control had such shares of Common Stock been issued and outstanding immediately prior to the effective date and time of the Change in Control (net of the appropriate option exercise prices). If, pursuant to the foregoing provisions of this Section 8.1, this Plan and the Awards terminate by reason of the occurrence of a Change in Control without provision for any of the action(s) described in clause (a) or (b) hereof, then subject to Sections 5.12 and 5.15, any Recipient holding outstanding Awards will have the right, at such time prior to the consummation of the Change in Control as the Board designates, to exercise or receive the full benefit of the Recipient's Awards to the full extent not theretofore exercised, including any installments which have not yet become vested.

        8.2 TERMINATION OF EMPLOYMENT IN CONNECTION WITH A CHANGE IN CONTROL.

            (a) Acceleration of Awards. If a Change in Control occurs and provision for Awards is made as described in part (a) or (b) of Section 8.1 such that a Recipient continues to own Awards or replacement awards, but in connection with such Change in Control the Recipient's employment with the Company or any Affiliated Entity is terminated by the Company or the Affiliated Entity, then, subject to Sections 5.12 and 5.15 and the terms of any written employment agreement between the Company or any Affiliated Entity and the Recipient and the specific terms of any Award, such Recipient will have the right to exercise or receive the full benefit of the Recipient's Awards during the applicable time period provided in Section 5.12, without regard to any vesting or performance requirements or other milestones.

            (b) Employment Termination. For purposes of this Section, and subject to any separate written agreement binding upon the Company, a Recipient's employment with the Company or any Affiliated Entity will be deemed to have been terminated in connection with a Change in Control if: (i) the Recipient is removed from the Recipient's employment with the Company by, or resigns the Recipient's employment upon the request of, a Person exercising practical voting control over the Company following the Change in Control or a person acting upon authority or at the instruction of such Person; or (ii) the Recipient's position is eliminated as a result of a reduction in work force made to reduce over-capacity or unnecessary duplication of personnel within 180 days after the consummation of the Change in Control and the Recipient is not offered a replacement position with compensation substantially similar to the compensation in effect immediately before the Change in Control. Unless otherwise provided in a written agreement with the Company or any Affiliated Entity, assignment of a Recipient to different duties or reporting will not be deemed to constitute or justify termination of Recipient's employment in connection with the Change in Control.

                                   ARTICLE IX
                                   DEFINITIONS

        Capitalized terms used in this Plan and not otherwise defined have the meanings set forth below:

        "ADMINISTRATOR" means the Board as long as no Committee has been appointed and is in effect and also means the Committee to the extent that the Board has delegated authority thereto.


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

        "AFFILIATED ENTITY" means any Parent Corporation of the Company or Subsidiary Corporation of the Company or any other entity controlling, controlled by, or under common control with the Company.

        "APPLICABLE DIVIDEND PERIOD" means (i) the period between the date a Dividend Equivalent is granted and the date the related Stock Option, SAR, or other Award is exercised, terminates, or is converted into shares of Common Stock, or (ii) such other time as the Administrator may specify in the written instrument evidencing the grant of the Dividend Equivalent.

        "AWARD" means any Stock Option, Performance Award, Restricted Stock, Stock Appreciation Right, Stock Payment, Stock Bonus, Stock Sale, Phantom Stock, Dividend Equivalent, or Other Stock-Based Benefit granted or sold to an Eligible Person under this Plan.

        "AWARD DOCUMENT" means the agreement or confirming memorandum setting forth the terms and conditions of an Award.

        "BOARD" means the Board of Directors (Gecombineerde Vergadering) of the Company.

        "CHANGE IN CONTROL" means the following and shall be deemed to occur if any of the following events occurs:

               (i) Any Person becomes the beneficial owner (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 30% or more of either the then outstanding shares of Common Stock or the combined voting power of the Company's then outstanding securities entitled to vote generally in the election of directors; or

               (ii) Individuals who, as of the effective date hereof, constitute the Board (the "INCUMBENT BOARD"), cease for any reason to constitute at least a majority of the Board, provided that any individual who becomes a member of the Board after the effective date hereof whose election, or nomination for election by the Company's shareholders, is approved by a vote of at least a majority of the directors then comprising the Incumbent Board shall be considered to be a member of the Incumbent Board unless that individual was nominated or elected by any person, entity or group (as defined above) having the power to exercise, through beneficial ownership, voting agreement and/or proxy, twenty percent (20%) or more of either the outstanding shares of Common Stock or the combined voting power of the Company's then outstanding voting securities entitled to vote generally in the election of directors, in which case that individual shall not be considered to be a member of the Incumbent Board unless such individual's election or nomination for election by the Company's shareholders is approved by a vote of at least two-thirds of the directors then comprising the Incumbent Board; or

               (iii) Consummation by the Company of the sale or other disposition by the Company of all or substantially all of the Company's assets or a Reorganization of the Company with any other person, corporation or other entity, other than


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

                      (A) a Reorganization that would result in the voting securities of the Company outstanding immediately prior thereto (or, in the case of a Reorganization that is preceded or accomplished by an acquisition or series of related acquisitions by any Person, by tender or exchange offer or otherwise, of voting securities representing 5% or more of the combined voting power of all securities of the Company, immediately prior to such acquisition or the first acquisition in such series of acquisitions) continuing to represent, either by remaining outstanding or by being converted into voting securities of another entity, more than 50% of the combined voting power of the voting securities of the Company or such other entity outstanding immediately after such Reorganization (or series of related transactions involving such a Reorganization), or

                      (B) a Reorganization effected to implement a recapitalization or reincorporation of the Company (or similar transaction) that does not result in a material change in beneficial ownership of the voting securities of the Company or its successor; or

            (iv) Approval by the shareholders of the Company or an order by a court of competent jurisdiction of a plan of liquidation of the Company.

        "COMMITTEE" means any committee appointed by the Board to administer this Plan pursuant to Section 4.1.

        "COMMON STOCK" means the common stock of the Company, as constituted on the Effective Date, and as thereafter adjusted under Section 3.4.

        "COMPANY" means James Hardie N.V., a company incorporated under the laws of The Netherlands, with its corporate seat at Amsterdam, The Netherlands.

        "DIVIDEND EQUIVALENT" means a right granted by the Company under Section
6.6 to a holder of a Stock Option, Stock Appreciation Right or other Award denominated in shares of Common Stock to receive from the Company during the Applicable Dividend Period payments equivalent to the amount of dividends payable to holders of the number of shares of Common Stock underlying such Stock Option, Stock Appreciation Right, or other Award.

        "EFFECTIVE DATE" means ________________, 1998, which is the date this Plan was adopted by the Board whether or not shareholder approval had yet been obtained as of such date.

        "ELIGIBLE PERSON" means directors, officers and employees of the Company or of any Affiliated Entity.

        "EXCHANGE ACT" means the Securities Exchange Act of 1934, as amended.

        "EXCHANGE ACT REGISTERED COMPANY" means that the Company has any class of any equity security registered pursuant to Section 12 of the Exchange Act.

        "EXPIRATION DATE" means the tenth (10th) anniversary of the Effective Date.

        "FAIR MARKET VALUE" of a share of the Common Stock as of a particular date means: (i) if the stock is listed on an established stock exchange or exchanges (including for this purpose, the Nasdaq National Market), the arithmetic mean of the highest and lowest sale prices of the stock for the trading day immediately preceding such date on the primary exchange upon which the stock trades, as measured by volume, as published in The Wall Street Journal, or, if no sale price was quoted for such date, then as of the next preceding date on which such a sale price was quoted; or (ii) if the stock is not then listed on an exchange or the Nasdaq National Market, the average of the closing bid and asked prices per share for the stock in the over-the-counter market on such date (in the case of (i) or (ii), subject to adjustment as and if necessary and appropriate to set an exercise price not less than 100% of the fair market value of the stock on the date an Award is granted); or (iii) if the stock is not then listed on an exchange or quoted in the over-the-counter market, an amount determined in good faith by the Administrator; provided, however, that (A) when appropriate, the Administrator in determining Fair Market Value of capital stock of the Company may take into account such other factors as it may deem appropriate under the circumstances, and (B) if the stock is traded on the Nasdaq SmallCap Market and both sales prices and bid and asked prices are quoted or available, the Administrator may elect to determine Fair Market Value under either clause (i) or (ii) above. Notwithstanding the foregoing, the Fair Market Value of shares of Common Stock for purposes of grants of Incentive Stock Options must be determined in compliance with applicable provisions of the IRC. The Fair Market Value of rights or property other than shares of Common Stock of the Company means the fair market value thereof as determined by the Administrator on the basis of such factors as it may deem appropriate.

        "INCENTIVE STOCK OPTION" means a Stock Option that qualifies as an incentive stock option under Section 422 of the IRC.

        "INDEPENDENT DIRECTOR" means any director of the Company who qualifies as a "Non-Employee Director" under Rule 16b-3 of the Exchange Act.

        "IRC" means the Internal Revenue Code of 1986, as amended.

        "JHUSA" means James Hardie (USA) Inc., a Nevada corporation and a Subsidiary Corporation of the Company.

        "JUST CAUSE DISMISSAL" means a termination of a Recipient's employment for any of the following reasons: (i) the Recipient violates any reasonable rule or regulation of the Board, JHUSA's President or Chief Executive Officer or the Recipient's superiors that results in damage to the Company or any Affiliated Entity or which, after written notice to do so, the Recipient fails to correct within a reasonable time not exceeding 15 days; (ii) any willful misconduct or gross negligence by the Recipient in the responsibilities assigned to the Recipient; (iii) any willful failure to perform the Recipient's job as required to meet the objectives of the Company or any Affiliated Entity; (iv) any wrongful conduct of a Recipient which has an adverse impact on the Company or any Affiliated Entity or which constitutes a misappropriation of assets of the Company or any Affiliated Entity; (v) the Recipient does any of the things described in Section 5.15; or (vi) any other conduct that the Administrator reasonably determines constitutes Just

Cause for Dismissal; provided, however, that if a Recipient is party to an employment agreement with the Company or any Affiliated Entity providing for just cause dismissal (or some comparable concept) of Recipient from Recipient's employment with the Company or any Affiliated Entity, "Just Cause Dismissal" for purposes of this Plan will have the same meaning as ascribed thereto or to such comparable concept in such employment agreement.

        "NONQUALIFIED STOCK OPTION" means a Stock Option that is not an Incentive Stock Option.

        "OTHER STOCK-BASED BENEFITS" means an Award granted under Section 6.10.

        "OUTSIDE DIRECTOR" means an "outside director" as defined in the regulations adopted under Section 162(m) of the IRC.

        "PARENT CORPORATION" means any Parent Corporation as defined in Section 424(e) of the IRC.

        "PERFORMANCE AWARD" means an Award under Section 6.2, payable in cash, shares of Common Stock or a combination thereof, that vests and becomes payable over a period of time upon attainment of performance criteria established in connection with the grant of the Award.

        "PERFORMANCE-BASED COMPENSATION" means performance-based compensation as described in Section 162(m) of the IRC. If the amount of compensation an Eligible Person will receive under an Award is not based solely on an increase in the value of shares of Common Stock after the date of grant or award, the Committee, in order to qualify an Award as performance-based compensation under
Section 162(m) of the IRC, can condition the grant, award, vesting, or exercisability of such an Award on the attainment of a preestablished, objective performance goal. For this purpose a preestablished, objective performance goal may include one or more of the following performance criteria: (a) cash flow,
(b) earnings per share (including earning before interest, taxes, and amortization), (c) return on equity, (d) total stockholder return, (e) return on capital, (f) return an assets or net assets, (g) income or net income, (h) operating income or net operating income, (i) operating margin, (j) return on operating revenue, and (k) any other similar performance criteria.

        "PERMANENT DISABILITY" means that the Recipient becomes physically or mentally incapacitated or disabled so that the Recipient is unable to perform substantially the same services as the Recipient performed prior to incurring such incapacity or disability (the Company, at its option and expense, being entitled to retain a physician to confirm the existence of such incapacity or disability, and the determination of such physician to be binding upon the Company and the Recipient), and such incapacity or disability continues for a period of three (3) consecutive months or six (6) months in any 12-month period or such other period(s) as may be determined by the Administrator with respect to any Award, provided that for purposes of determining the period during which an Incentive Stock Option may be exercised pursuant to Section 6.1(e), Permanent Disability shall mean "permanent and total disability" as defined in Section 22(e) of the IRC.

        "PERSON" means any person, entity or group, within the meaning of
Section 13(d) or 14(d) of the Exchange Act, but excluding (i) the Company and its subsidiaries, (ii) any employee stock ownership or other employee benefit plan maintained by the Company and (iii) an underwriter or underwriting syndicate that has acquired the Company's securities solely in connection with a public offering thereof.

        "PHANTOM STOCK" means an Award granted under Section 6.9.

        "PLAN" means this 1998 Equity Incentive Plan of the Company.

        "PLAN TERM" means the period during which this Plan remains in effect (commencing the Effective Date and ending on the Expiration Date).

        "PURCHASE PRICE" means the purchase price (if any) to be paid by a Recipient for Restricted Stock as determined by the Administrator (which price shall be at least equal to the minimum price required under applicable laws and regulations for the issuance of shares of Common Stock which is nontransferable and subject to a substantial risk of forfeiture until specific conditions are met).

        "RECIPIENT" means a person who has received an Award.

        "REORGANIZATION" means any merger, consolidation or other reorganization.

        "RESTRICTED STOCK" means Common Stock that is the subject of an Award made under Section 6.3 and that is nontransferable and subject to a substantial risk of forfeiture until specific conditions are met, as set forth in this Plan and in any statement evidencing the grant of such Award.

        "RETIREMENT" of a Recipient means the Recipient's resignation from the Company or any Affiliated Entity after reaching age 60 and at least five years of full-time employment by the Company and/or any Affiliated Entity without any circumstances that would justify a Just Cause Dismissal of the Recipient.

        "SECURITIES ACT" means the Securities Act of 1933, as amended.

        "SIGNIFICANT STOCKHOLDER" is an individual who, at the time a Stock Option is granted to such individual under this Plan, owns more than ten percent (10%) of the combined voting power of all classes of stock of the Company or of any Parent Corporation or Subsidiary Corporation (after application of the attribution rules set forth in Section 424(d) of the IRC).

        "STOCK APPRECIATION RIGHT" or "SAR" means a right granted under Section
6.4 to receive a payment that is measured with reference to the amount by which the Fair Market Value of a specified number of shares of Common Stock appreciates from a specified date, such as the date of grant of the SAR, to the date of exercise.

        "STOCK BONUS" means an issuance or delivery of unrestricted or restricted shares of Common Stock under Section 6.7 as a bonus for services rendered or for any other valid consideration under applicable law.

        "STOCK PAYMENT" means a payment in shares of Common Stock under Section
6.5 to replace all or any portion of the compensation or other payment (other than base salary) that would otherwise become payable to the Recipient in cash.

        "STOCK OPTION" means a right to purchase shares of Common Stock granted under Section 6.1 of this Plan.

        "STOCK SALE" means a sale of shares of Common Stock to an Eligible Person under Section 6.8.

        "SUBSIDIARY CORPORATION" means any Subsidiary Corporation as defined in
Section 424(f) of the IRC.

                                    EXHIBIT A
                                       TO
                                JAMES HARDIE N.V.
                           1998 EQUITY INCENTIVE PLAN

                               NOTICE OF EXERCISE

Newcastle

        RE: INCENTIVE STOCK OPTION

        Notice is hereby given that I elect to purchase the number of shares (the "Shares") set forth below pursuant to the stock option referenced below at the exercise price applicable thereto:

        Option Grant Date:          _______________

        Total Number of Shares
        Underlying Original Option: _______________

        Number of Shares for
        which Option has been
        Previously Exercised:       _______________

        Exercise Price Per Share:   _______________

        Number of Shares Being
        Acquired With This Exercise:  _____________


        A check in the amount of the aggregate price of the shares being purchased is attached.

        I hereby confirm that such shares are being acquired by me for my own account for investment purposes, and not with a view to, or for resale in connection with, any distribution thereof. I will not sell or dispose of my Shares in violation of the Securities Act of 1933, as amended, or any applicable federal or state securities laws. Further, I understand that the exemption from taxable income at the time of exercise is dependent upon my holding such stock for a period of at least one year from the date of exercise and two years from the date of grant of the Option.

        I understand that the certificate representing the Shares will bear a restrictive legend within the contemplation of the Securities Act and as required by such other state or federal law or regulation applicable to the issuance or delivery of the Shares.

        I agree to provide to the Company such additional documents or information as may be required pursuant to the Company's 1998 Equity Incentive Plan.

                                                --------------------------------
                                                (signature)

                                                --------------------------------
                                                (name of Optionee)

                                JAMES HARDIE N.V.
                             NOTICE OF OPTION GRANT


        This Notice of Option Grant will confirm that as of __________, ____, James Hardie N.V. (the "Company") granted a stock option to you pursuant to the Company's 1998 Equity Incentive Plan (the "Plan") upon the following terms and conditions:



         Option Grant Date:                         _____________, _____

         Type of Option (Incentive/ Nonqualified):

         Maximum Number of Shares of Common Stock   __________
         Issuable Upon Exercise of Option:

         Exercise Price:                            $_________ per share

         Vesting Schedule:

         Expiration Date:                           ______________, ____


        In addition to the terms described herein, this award is subject to the terms and conditions of the Plan, a copy of which is attached hereto and incorporated herein by reference.

        SALE, TRANSFER OR HYPOTHECATION OF THE OPTION REFERRED TO HEREIN AND SHARES ISSUABLE UNDER SUCH OPTION ARE SUBJECT TO RESTRICTIONS UNDER THE PLAN AND APPLICABLE LAW.

                                            JAMES HARDIE N.V.

                                            By: ________________________________
                                            Name: ______________________________
                                            Title: _____________________________

                                JAMES HARDIE N.V.


                             RESTRICTED STOCK GRANT


Date:

To:


Dear                                :

        The Board of Directors of James Hardie N.V., a company incorporated under the laws of The Netherlands, with the corporate seat in Amsterdam, The Netherlands (the "COMPANY"), has elected to grant to ____________________ ("YOU") an award of restricted stock on the terms and conditions set forth below:

        1. GRANT OF RESTRICTED STOCK. The Company hereby grants to you ______________ _____________________ (________) shares of the Company's common stock (the "GRANTED STOCK"), subject to the terms, conditions and restrictions set forth below (this "RESTRICTED STOCK GRANT"). As a condition to this grant, you are required to pay to the Company $__________ for each share of the Granted Stock that you acquire pursuant to this Restricted Stock Grant (the "ACQUISITION CONSIDERATION") and to enter into a shareholder agreement in the form specified by the Company (the "SHAREHOLDER AGREEMENT"). There is no requirement that you acquire all or any portion of the Granted Stock; provided, however, that you may purchase no fewer than one hundred (100) shares at any one time unless your purchase is of all remaining shares of Granted Stock.

        2. RESTRICTIONS ON THE GRANTED STOCK. Any Granted Stock acquired by you will be subject to the following restrictions:

               (A) NO TRANSFER. The shares of Granted Stock may not be sold, assigned, transferred, pledged, hypothecated or otherwise disposed of, alienated or encumbered until the restrictions set forth in Section 2(b) are removed or expire as provided in Section 2(c), and any additional requirements or restrictions contained in this Restricted Stock Grant have been satisfied, terminated or expressly waived by the Company in writing. Further, any such transfer may only be made in compliance with the Shareholder Agreement.

               (B) RESTRICTIONS. Notwithstanding any shareholder agreement, in the event your service as a _______________________ of the Company terminates for any reason, the Company will have the right, which must be exercised not later than ninety (90) days following such termination, to buy, for cash and at the price per share that you paid to the Company, all shares of Granted Stock acquired hereunder that are, at the date of such termination, still subject to the vesting restrictions imposed under this Section. Shares no longer subject to such vesting restrictions will be governed by any shareholder agreement.

               (C) REMOVAL OF RESTRICTIONS. The restrictions imposed under the foregoing provisions of this Section will expire and be removed, and the shares of Granted Stock acquired by you under this Restricted Stock Grant will vest, in accordance with the following rules:

                      (i) The restrictions imposed under Section 2(b) above will lapse and be removed at the rate of (A) 1/4th of the shares of Granted Stock on the first anniversary of this Restricted Stock Grant; and (B) 1/48th of the shares of Granted Stock on the first day of each month thereafter (the "VESTING SCHEDULE").

                      (ii) In the event that your service as a ________________
               of the Company terminates for any reason before you are fully vested in the Granted Stock, the restrictions imposed under
               Section 2(b) will expire and be removed if the Company does not elect to repurchase the Granted Stock within ninety (90) days of such termination, but the Granted Shares will remain subject to any shareholder agreement.

        3. VOTING AND OTHER RIGHTS. Notwithstanding anything to the contrary in the foregoing, during the period prior to the lapse and removal of the restrictions set forth in Section 2, except as otherwise provided herein, you will have all of the rights of a stockholder with respect to all of the Granted Stock you purchase, including without limitation the right to vote such Granted Stock and the right to receive all dividends or other distributions with respect to such Granted Stock. In connection with the payment of such dividends or other distributions, the Company will be entitled to deduct any taxes or other amounts required by any governmental authority to be withheld and paid over to such authority for your account.

        4. EXPIRATION OF RESTRICTIONS. As soon as practicable after the lapse and removal of the restrictions applicable to all or any portion of the Granted Stock as provided in Section 2, the Company will release the certificate(s) representing such Granted Stock to you, provided that (a) you have paid to the Company, by cash or check, the Acquisition Consideration and an amount sufficient to satisfy any taxes or other amounts required by any governmental authority to be withheld and paid over to such authority for your account, or otherwise made arrangements satisfactory to the Company for the payment of such amounts through withholding or otherwise, and (b) you have, if requested by the Company, made appropriate representations in a form satisfactory to the Company that such Granted Stock will not be sold other than (i) pursuant to an effective registration statement under the Securities Act of 1933, as amended, or an applicable exemption from the registration requirements of such Act; (ii) in compliance with all applicable state securities laws and regulations; and (iii) in compliance with all terms and conditions of the Plan and the Shareholder Agreement to which you are party.

        5. SECTION 83(B) ELECTION. You will be entitled to make an election pursuant to Section 83(b) of the Internal Revenue Code, or comparable provisions of any state tax law, to include in your gross income the amount by which the fair market value of the Granted Stock you acquire exceeds the Acquisition Consideration only if, prior to making any such election, you (a) notify the Company of your intention to make such election, by delivering to the Company a copy of the fully-executed Section 83(b) Election Form attached hereto as Exhibit A, and (b) pay to the Company an amount sufficient to satisfy any taxes or other amounts required by any governmental authority to be withheld or paid over to such authority for your account, or otherwise makes arrangements satisfactory to the Company for the payment of such amounts through withholding or otherwise.

        6. MERGER, CONSOLIDATION OR REORGANIZATION. In the event of a merger, consolidation or reorganization of the Company in which the Common Stock of the Company is exchanged for cash, securities or other property (the "EXCHANGE CONSIDERATION"), you will be entitled to receive a proportionate share the Exchange Consideration in exchange for the Granted Stock you acquire; provided, however, that your share of the Exchange Consideration shall be subject to the vesting restrictions imposed under Section 2, unless the Board (as defined in the Company's 1998 Equity Incentive Plan), in its discretion, accelerates the Vesting Schedule.

        7. NO RIGHT TO CONTINUED EMPLOYMENT. This Restricted Stock Grant does not confer upon you any right to continue as an employee of the Company, nor does it limit in any way the right of the Company to terminate your services to the Company at any time, with or without cause.

        8. NO ASSIGNMENT. Neither this Restricted Stock Grant nor any rights granted herein are assignable by you.

        9. NOTICES. All notices or other communications required or permitted hereunder will be in writing, and will be sufficient in all respects only if delivered in person or sent via certified mail, postage prepaid, delivered as follows:

           If to the Company:   James Hardie N.V.
                                c/o James Hardie (USA) Inc.
                                26300 La Alameda, Suite 250
                                Mission Viejo, CA 92691


           If to you:

       10. GOVERNING LAW. This Restricted Stock Grant will be governed by and construed in accordance with the laws of the State of California.

       11. GOVERNING PLAN. This Restricted Stock Grant is subject in all respects to the applicable provisions of the Company's 1998 Equity Incentive Plan (the "PLAN"), which are incorporated herein by reference. In the case of any conflict between the provisions of the Plan and this Restricted Stock Grant, the provisions of the Plan shall control. Terms not otherwise defined in this Restricted Stock Grant shall have the meanings ascribed to them in the Plan.

                                         JAMES HARDIE N.V.




                                         By: ___________________________________
                                         Name: _________________________________
                                         Its: __________________________________

                                    EXHIBIT A
                            TO RESTRICTED STOCK GRANT

                ELECTION TO INCLUDE VALUE OF RESTRICTED PROPERTY
                       IN GROSS INCOME IN YEAR OF TRANSFER

                      INTERNAL REVENUE CODE SECTION 83(b)

        The undersigned hereby elects pursuant to Section 83(b) of the Internal Revenue Code with respect to the property described below, and supplies the following information in accordance with the regulations promulgated thereunder:

1.      NAME, ADDRESS AND TAXPAYER IDENTIFICATION NUMBER OF THE UNDERSIGNED:




        Taxpayer I.D. No.:

2.      DESCRIPTION OF PROPERTY WITH RESPECT TO WHICH THE ELECTION IS BEING
        MADE:

        ____________ shares of Common Stock of James Hardie N.V., a company incorporated under the laws of The Netherlands (the "Company").

3.      DATE ON WHICH PROPERTY WAS TRANSFERRED:
        .

4.      TAXABLE YEAR TO WHICH THIS ELECTION RELATES:
        .

5.      NATURE OF THE RESTRICTIONS TO WHICH THE PROPERTY IS SUBJECT:

        If the taxpayer's service as a ______________ of the Company terminates for any reason before the Common Stock vests, the Company will have the right to repurchase the Common Stock from the taxpayer at $_______ per share. The Common Stock vests according to the following schedule:
        ________________________________________________________________________
        ________________________________________________________________________

        The Common Stock is non-transferable in the taxpayer's hands, by virtue of language to that effect stamped on the stock certificate.

6.      FAIR MARKET VALUE OF THE PROPERTY:

        The fair market value at the time of transfer (determined without regard to any restrictions other than restrictions that by their terms will never lapse) of the property with respect to which this election is being made is $_________ per share.

7.      AMOUNT PAID FOR THE PROPERTY:

        The amount paid by the taxpayer for said property is $________ per share.

8.      FURNISHING STATEMENT TO EMPLOYER:

        A copy of this statement has been furnished to _______________.


Date: